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                                                                   Exhibit 23(b)
                                                                   -------------




                             ACCOUNTANTS' CONSENT


We have issued our report dated January 16, 1998, accompanying the consolidated financial statements of Fidelity Bankshares, Inc. contained in Commerce Bancshares, Inc.'s Registration Statement on Form S-4 and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

Wichita, Kansas
August 17, 1998